                                                                      Exhibit 99

SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT (UNAUDITED)


1.  Statement of Cash Available for Distribution:

                                                                           Three Months
                                                             Year Ended        Ended
                                                             December 31,   December 31,
                                                                 2003          2003
                                                             -----------    -----------
Net income                                                   $ 1,925,000    $ 1,501,000
     Add:  Depreciation and amortization charged to income
             not affecting cash available for distribution       140,000         27,000
           Net proceeds from sale of property                  2,377,000      2,377,000
           Cash from reserves                                    238,000        133,000

     Less: Gain on sale of property                           (1,400,000)    (1,400,000)
                                                             -----------    -----------

           Cash Available for Distribution                   $ 3,280,000    $ 2,638,000
                                                             ===========    ===========

           Distributions allocated to General Partners       $        --    $        --
                                                             ===========    ===========

           Distributions allocated to Limited Partners       $ 3,280,000    $ 2,638,000
                                                             ===========    ===========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 2003:

Entity Receiving                         Form of
 Compensation                          Compensation                     Amount
 ------------                          ------------                     ------
Winthrop
Management LLC       Property Management Fees                          $   2,000

General Partners     Interest in Cash Available for Distribution       $    -

Affiliates of the
General Partner      Interest in Cash Available for Distribution       $ 591,000